EXHIBIT 99.2


                      ASSET PURCHASE AND SALE AGREEMENT

                              TABLE OF CONTENTS


     1.   PURCHASE AND SALE OF ASSETS. . . . . . . . . . . . . . . . . . . .4

     2.   ASSUMPTION OF LIABILITIES. . . . . . . . . . . . . . . . . . . . .6
     3.   CONSIDERATION AND PAYMENT. . . . . . . . . . . . . . . . . . . . .7

          3.1  Shares of Common Stock. . . . . . . . . . . . . . . . . . . .7
          3.2  Royalty Payments. . . . . . . . . . . . . . . . . . . . . . .7
          3.3  Sublease. . . . . . . . . . . . . . . . . . . . . . . . . . .8
          3.4  Assumption of Liabilities.. . . . . . . . . . . . . . . . . .8

     4.   CLOSING, TITLE, RISK OF LOSS, ETC. . . . . . . . . . . . . . . . .8

     5.   SALE OF BUYER COMMON STOCK.. . . . . . . . . . . . . . . . . . . .8

          5.1  Promissory Note.. . . . . . . . . . . . . . . . . . . . . . .8
          5.2  Pledge of Buyer Common Stock. . . . . . . . . . . . . . . . .9

     6.   TRANSACTIONS TO BE EFFECTED AT CLOSING.. . . . . . . . . . . . . 11

          6.1  Sale of Acquired Assets.. . . . . . . . . . . . . . . . . . 11
          6.2  Deliveries of Seller at Closing.. . . . . . . . . . . . . . 11
               6.2.1     Consents and Approvals. . . . . . . . . . . . . . 11
               6.2.2     Secretary's Certificate.. . . . . . . . . . . . . 11
               6.2.3     Agreements of Transfer, Etc.. . . . . . . . . . . 11
               6.2.4     Loan Proceeds.. . . . . . . . . . . . . . . . . . 11
               6.2.5     The Buyer Common Stock. . . . . . . . . . . . . . 12
               6.2.6     The Canceled Note . . . . . . . . . . . . . . . . 12
          6.3  Deliveries of Buyer at Closing. . . . . . . . . . . . . . . 12
               6.3.1     Assumption of Liability.. . . . . . . . . . . . . 12
               6.3.2     Secretary's or Assistant Secretary's Certificates.12
               6.3.3     Opinion of Buyer's Counsel. . . . . . . . . . . . 12
               6.3.4     Buyer Common Stock. . . . . . . . . . . . . . . . 12
               6.3.5     Promissory Note.. . . . . . . . . . . . . . . . . 12
          6.4  Deliveries of Silberdick at Closing.. . . . . . . . . . . . 12
               6.4.1     Promissory Note:. . . . . . . . . . . . . . . . . 12
               6.4.2     CompuDyne Shares. . . . . . . . . . . . . . . . . 13
               6.4.3     The Consulting Agreement. . . . . . . . . . . . . 13
               6.4.4     Stock Purchase Termination Agreement. . . . . . . 13
          6.5  Mutual Deliveries by Buyer and Seller
               at Closing. . . . . . . . . . . . . . . . . . . . . . . . . 13
          6.6  Mutual Deliveries by Seller and Silberdick at the Closing.. 13

     7.   REPRESENTATIONS AND WARRANTIES OF SELLER.. . . . . . . . . . . . 13
          7.1. Organization and Standing of the Seller.. . . . . . . . . . 13
          7.2. Authorization.. . . . . . . . . . . . . . . . . . . . . . . 13
          7.3. No Breach or Default. . . . . . . . . . . . . . . . . . . . 14
          7.4  Finders and Investment Bankers. . . . . . . . . . . . . . . 14

     8.   REPRESENTATIONS AND WARRANTIES OF BUYER. . . . . . . . . . . . . 14
          8.1  Organization and Standing of the Buyer. . . . . . . . . . . 14
          8.2  Capitalization. . . . . . . . . . . . . . . . . . . . . . . 14
          8.3  Authorization.. . . . . . . . . . . . . . . . . . . . . . . 14
          8.4  No Breach or Default. . . . . . . . . . . . . . . . . . . . 15
          8.5  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . 15
          8.6  Finders and Investment Bankers. . . . . . . . . . . . . . . 15
          8.7  Limitation on Seller's Warranties.. . . . . . . . . . . . . 15

     9.   EMPLOYEES. . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

     10.  TRANSACTIONS SUBSEQUENT TO CLOSING.. . . . . . . . . . . . . . . 16

          10.1 Transfer Taxes, Recording Fees and
               Other Expenses. . . . . . . . . . . . . . . . . . . . . . . 16
          10.2 Survival of Representations, Warranties, Agreements, Covenants
               and Obligations.. . . . . . . . . . . . . . . . . . . . . . 16
          10.3 Further Assurances. . . . . . . . . . . . . . . . . . . . . 17
          10.4 Use of Name.. . . . . . . . . . . . . . . . . . . . . . . . 17
          10.5 Continuance of Suntec Business. . . . . . . . . . . . . . . 17

     11.  TERM LOAN. . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

     12.  CONSULTING AGREEMENT.. . . . . . . . . . . . . . . . . . . . . . 17

     13.  BULK TRANSFER LAWS.. . . . . . . . . . . . . . . . . . . . . . . 17

     14.  TRANSITION ASSISTANCE. . . . . . . . . . . . . . . . . . . . . . 17

     15.  INDEMNIFICATIONS.. . . . . . . . . . . . . . . . . . . . . . . . 17

          15.1 Seller.
               15.1.1    Misrepresentations, Breach of Warranty,
                         Nonfulfillment. . . . . . . . . . . . . . . . . . 18
               15.1.2    Litigation and Claims.. . . . . . . . . . . . . . 18
          15.2 Buyer.
               15.2.1    Certain Liabilities.. . . . . . . . . . . . . . . 18
               15.2.2    Misrepresentations, Breach of Warranty,
                         Nonfulfillment. . . . . . . . . . . . . . . . . . 18
               15.2.3    Litigation and Claims.. . . . . . . . . . . . . . 18
               15.3      Indemnified Litigation. . . . . . . . . . . . . . 18

     16.  BUYER'S FINANCIAL INFORMATION AND MEETINGS.. . . . . . . . . . . 19

     17.  AMENDMENT; WAIVER. . . . . . . . . . . . . . . . . . . . . . . . 19

     18.  EXPENSES.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

     19.  SECTION AND PARAGRAPH HEADINGS.. . . . . . . . . . . . . . . . . 20

     20.  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

     21.  COUNTERPARTS.. . . . . . . . . . . . . . . . . . . . . . . . . . 21

     22.  PARTIES IN INTEREST; ASSIGNMENT. . . . . . . . . . . . . . . . . 21

     23.  TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . 21

          23.1 General.. . . . . . . . . . . . . . . . . . . . . . . . . . 21
          23.2 No Liabilities in Event of Termination. . . . . . . . . . . 21

     24.  SEVERABILITY.. . . . . . . . . . . . . . . . . . . . . . . . . . 21

     25.  LAW TO GOVERN. . . . . . . . . . . . . . . . . . . . . . . . . . 22

     26.  CONDITION PRECEDENT. . . . . . . . . . . . . . . . . . . . . . . 22


EXHIBITS

     1.        Suntec Balance Sheet
     3.3       Gaithersburg Premises Sublease
     5.1       Silberdick Note
     5.2       Stock Pledge Agreement
     6.1       Bill of Sale
     6.3.1     Assumption Agreement
     6.3.3     Opinion of Buyer's Counsel
     11.       Buyer Note
     12.       Consulting Agreement
     26.       Stock Purchase Termination Agreement


                      ASSET PURCHASE AND SALE AGREEMENT


     ASSET PURCHASE AND SALE AGREEMENT, dated as of August 21, 1995 (the "Agreement"), by and among QUANTA SYSTEMS CORPORATION, a Colorado corporation ("Seller"), SUNTEC SERVICE CORPORATION, a Maryland corporation ("Buyer") and NORMAN SILBERDICK, an individual residing in the State of New Hampshire ("Silberdick").

     WHEREAS, Seller wishes to sell, and Buyer wishes to purchase, all of the Seller's tangible and intangible assets relating to the business of marketing and installation of home improvement and energy conservation products and services to consumer customers, as such business is carried out, engaged in or being developed by the Seller's Suntec division (formerly known as the QDi division) prior to the date hereof, as a going concern (the "Suntec Business"); and

     WHEREAS, as partial consideration for the sale of Seller's Assets to Buyer, Buyer will issue to Seller and Seller shall accept from Buyer shares of Buyer's common stock; and

     WHEREAS, Seller wishes to sell to Silberdick, and Silberdick wishes to buy from Seller, all of the shares of Buyer's common stock held by Seller;

     WHEREAS, following the consummation of the transactions set forth herein, Silberdick shall be a substantial shareholder of Buyer and shall benefit directly from such transactions.

     NOW, THEREFORE, in consideration of the premises and the mutual and dependent covenants hereinafter set forth, the parties hereto agree as follows:

     1. PURCHASE AND SALE OF ASSETS. Subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from Seller, and Seller agrees to sell, transfer and convey and deliver to the Buyer, all of the following assets (the "Acquired Assets") to the extent such assets are exclusively used in or relate solely to the Suntec Business:

          "Acquired Assets" means all right, title and interest in and to all of the assets of Seller used solely in or related exclusively to the Suntec Business and as reflected on the pro forma balance sheet of the Suntec Division as at June 30, 1995, attached hereto as Exhibit 1 and made a part hereof (the "Suntec Balance Sheet") including (a) real property, leaseholds and subleaseholds therein, improvements, fixtures, and fittings thereon, and easements, rights-of-way, and other appurtenants thereto (such as appurtenant rights in and to public streets), (b) tangible personal property (such as machinery, equipment, inventories of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, furniture, automobiles, trucks, tractors, trailers, tools, jigs, and dies), (c) Intellectual Property which shall mean: (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith (but excluding the names "Quanta", "Quanta Systems", "DCS" and "Data Control Systems" and derivatives thereof and logos, service marks, trade dress and good will associated therewith), (iii) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (iv) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals),
(v) all computer software (including data and related documentation), (vi) all other proprietary rights, and (vii) all copies and tangible embodiments thereof (in whatever form or medium), (d) leases, subleases, and rights thereunder (but excluding the Gaithersburg Premises Lease, as defined in Section 3.3, hereof),
(e) agreements, contracts, indentures, mortgages, instruments, security interests, guaranties, other similar arrangements, and rights thereunder, (f) accounts, notes, and other receivables, (g) claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment (excluding any such item relating to the payment of Taxes), (h) franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, and (i) books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials, provided, however, that the Acquired Assets shall not include (i) Seller's corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of Seller as a corporation (ii) any of the rights of the Seller under this Agreement (or under any side agreement between Seller on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement) or (iii) any assets of Seller, whether similar or dissimilar to the foregoing, not used exclusively by or related solely to the Suntec Business.

     2. ASSUMPTION OF LIABILITIES. Subject to the terms and conditions of this Agreement, and as partial consideration for the sale and purchase of the Acquired Assets, the Buyer agrees to assume and become responsible as of the Closing, as hereinafter defined, for all of the liabilities of Seller incurred in respect to or related to the Suntec Business including, but not limited to the following (the "Assumed Liabilities"):

          "Assumed Liabilities" means (a) all liabilities (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due, including any liability resulting from, arising out of, relating to, in the nature of, or caused by any breach of contract, breach of warranty, tort, infringement, or violation of law, (the "Liabilities") of or related to the Suntec Business (as conducted by Suntec or QDi), including but not limited to those set forth in the Suntec Balance Sheet, (b) all Liabilities of the Suntec Business which have arisen after the date of the Suntec Balance Sheet, (c) all Liabilities of the Suntec Business for unpaid taxes with respect to periods prior to the Closing for which the return is due after the Closing up to an amount computed in accordance with the past custom and practice of Seller and its Subsidiaries in filing their tax returns, (d) all obligations of the Suntec Business under the agreements, contracts, leases, licenses, and other arrangements referred to in the definition of Acquired Assets either (i) to furnish goods, services, and other non-cash benefits to another party after the Closing or (ii) to pay for goods, services, and other non-cash benefits that another party has furnished to it prior to the Closing or will furnish to it after the Closing, and (e) any and all Liabilities related to or arising out of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes; provided, however, that the Assumed Liabilities shall not include (i) any Liability of Seller for income, transfer, sales, use, and other taxes arising in connection with the consummation of the transactions contemplated hereby (including any income taxes arising in connection with the consummation of the transactions contemplated hereby (including any income taxes arising because the Seller is transferring the Acquired Assets), (ii) any Liability of the Seller for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, or (iii) any Liability or obligation of Seller under this Agreement (or under any side agreement between Seller on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement).

     3. CONSIDERATION AND PAYMENT. The consideration for the Acquired Assets is as follows:

          3.1 Shares of Common Stock. At Closing, Buyer shall deliver to Seller a certificate or certificates representing 850,000 shares of Buyer's common stock, $.001 par value (the "Buyer Common Stock"), which shares shall be duly authorized, validly issued, fully paid and nonassessable. Buyer and Seller hereby agree that, for the purpose of this Agreement, the value of the shares of Buyer Common Stock delivered to Seller hereunder shall be equal to the Asset Net Value of the Acquired Assets as of the Closing Date as determined in accordance with Section 5.1 hereof.

          3.2 Royalty Payments. As further consideration for the sale and purchase of the Acquired Assets as set forth herein, Buyer shall pay to Seller or Seller's assignee a royalty equal to Two Percent (2%) of Buyer's net installed sales and other revenues (the "Royalties") for a period commencing on the Closing Date and ending on the later of (i) thirty (30) years after the Closing Date and (ii) the date on which all earned Royalties have been paid in full (the "Royalty Period"). The Royalties shall be paid monthly on the fifteenth day of each month based on Buyer's net installed sales and other revenues during the immediately preceding calendar month. Buyer shall prepare and deliver to Seller, no later than the fifteenth day of each month during the Royalty Period, a statement in reasonable detail with respect to the Buyer's net installed sales and other revenues earned during the preceding calendar month prepared in accordance with generally accepted accounting principles consistently applied and certifying the Royalties due thereon based on the net installed sales and other revenues in accordance with this Section 3.2. Such statement shall be signed by an officer of Buyer and accompanied by a check in the amount of the Royalties then payable as set forth in the statement. Seller, or its designated representative, may audit such statements and Buyer shall fully cooperate with Seller or its representatives in the performance of such audit including, without limitation, providing Seller or its representative with full opportunity to inspect the relevant books and records of Buyer and to interview Buyer's officers, employees, consultants and accountants. At any time that Royalties becoming due under this Section 3.3 are not paid when due and remain past due, Buyer shall not pay any dividends on any class of its capital stock or make any other distribution or payment on account of or in redemption, retirement and purchase of such capital stock or make payment of any portion of principal or interest on any debt owing to any officer, employee, shareholder or affiliate of Buyer. Furthermore, Buyer covenants and agrees that the Royalties shall be an obligation of Buyer senior to all other debt obligations of Buyer and Buyer shall execute such documents and take such steps as Seller may reasonably require to evidence such senior status of the Royalties. Any Royalties not paid when due shall bear interest from the due date thereof until paid at the variable annual rate of 2% over the Prime Rate (as defined in the Buyer Note).

          3.3 Sublease. Buyer and Seller shall enter into a sublease agreement in substantially the form as Exhibit 3.3, attached hereto and made a part hereof, (the "Gaithersburg Premises Sublease") pursuant to which Seller shall sublease to Buyer and Buyer shall sublease from Seller that portion of the premises leased by Seller located at 205 Perry Parkway, Suite 8, Gaithersburg, Maryland (the "Premises") and currently occupied by the Seller's Suntec Division.

          3.4 Assumption of Liabilities. Buyer shall, pursuant to this Agreement, assume the Assumed Liabilities.

     4. CLOSING, TITLE, RISK OF LOSS, ETC. Completion of the transactions contemplated by this Agreement shall be effected at a closing (the "Closing") to be held at the offices of Tyler Cooper & Alcorn, CityPlace I, 35th Floor, Hartford, Connecticut on August 21, 1995, commencing at 10:00 A.M., or at such other place, date and time as shall be mutually agreed upon by the parties. The date of the Closing is referred to herein as the "Closing Date". Title and risk of loss to the Acquired Assets shall pass to Buyer upon Closing.

     5. SALE OF BUYER COMMON STOCK. At the Closing, Seller shall sell to Silberdick and Silberdick shall purchase from Seller the Buyer Common Stock. The consideration for the Buyer Common Stock shall be as follows:

          5.1 Promissory Note. At the Closing, Silberdick shall deliver to Seller Silberdick's promissory note in the principal amount of Seventy-Nine Thousand Dollars ($79,000) (which principal amount is subject to adjustment as set forth below) in substantially the form set forth in Exhibit 5.1 attached hereto and made a part hereof (the "Silberdick Note"; such term shall also apply to any extensions, renewals, modifications or replacements therefor), which shall be duly executed by Silberdick with all appropriate blanks completed. The principal amount of the Silberdick Note is intended to equal the sum of (i) the current book value of the Acquired Assets less (ii) the amount of the Assumed Liabilities (the "Asset Net Value"), all as reflected on the books of Seller on June 30, 1995 adjusted for assets or liabilities created in the ordinary course of business between June 30, 1995 and the Closing Date. Such newly created assets and liabilities will be recorded in accordance with generally accepted accounting principles consistently applied. The initial principal amount set forth above represents the Asset Net Value as of the date of the Suntec Balance Sheet. Within thirty (30) days after the Closing Date, Coopers & Lybrand, Seller's independent accountants, shall determine the Asset Net Value as of the Closing Date based on the Asset Net Value as reflected on the Suntec Balance Sheet adjusted only for changes in the Asset Net Value as a result of business conducted by the Suntec Division in the ordinary course between the date of the Suntec Balance Sheet and the Closing Date. Such determination by Coopers & Lybrand shall constitute a compilation, not an audit or review except as to determining the proper accounting treatment of the newly created assets and liabilities. The principal amount of the Silberdick Note shall be adjusted to equal the Asset Net Value so determined, but in no event shall the principal amount of the Silberdick Note exceed One Hundred Thousand Dollars ($100,000). In the event the Asset Net Value as determined by the independent accountant exceeds $100,000, Seller shall select, and Buyer shall reconvey to Seller, certain assets the value of which when retained by Seller shall cause the Asset Net Value to be as close to, but not above, $100,000 as is practicable. The fee payable to the independent accountant with respect to the determination of the Asset Net Value shall be borne equally by Buyer and Seller.

          5.2 Pledge of Stock. Silberdick shall pledge his shares of all of the capital stock of any class of Suntec owned by him (including, but not limited to the Buyer Common Stock) (the "Silberdick Shares") to Seller to secure payment of the Silberdick Note. Silberdick shall also cause (a) each person (including individuals, corporations, partnerships or other business organizations) that controls, is or are controlled by or is or are under common control with Silberdick, or (b) each (i) corporation or organization (other than Suntec) of which Silberdick is an officer or partner or is, directly or indirectly the beneficial owner of ten percent or more of any class or equity securities, (ii) trust or other estate in which Silberdick has any substantial interest or as to which Silberdick serves as trustee or in a similar capacity, and (iii) any relative or spouse of Silberdick, or any relative of such spouse, who has the same home as Silberdick or who is a director or officer of Suntec or any of its parents or subsidiaries (the parties described in (a) and (b) above being referred to hereinafter collectively as the "Silberdick Affiliates" and singularly as a "Silberdick Affiliate") to pledge any class of equity securities of Suntec beneficially owned by any Silberdick Affiliate (the "Silberdick Affiliate Shares") as further security for the repayment of the Silberdick Note. The foregoing shall apply to any Silberdick Affiliate whether such Silberdick Affiliate is or becomes a Silberdick Affiliate on or after the date of this Agreement. At the Closing, Silberdick shall deliver to the Seller a certificate or certificates representing 100% of the Silberdick Shares and 100% of the Silberdick Affiliate Shares together with stock powers in blank and a Stock Pledge Agreement, in substantially the form set forth on Exhibit 5.2, attached hereto and made a part hereof, executed by Silberdick. In the event of a Silberdick Event of Default, as defined in the Silberdick Note, Buyer's sole and only recourse against Silberdick or the Silberdick Affiliates for the payment of Silberdick's obligations under the Silberdick Note shall be derived from Seller's rights with respect to the Silberdick Shares or the Silberdick Affiliate Shares under the Stock Pledge Agreement except that, in the event that Silberdick or any Silberdick Affiliate requires the Seller to dispose of the Silberdick Shares or the Silberdick Affiliate Shares at a public or private sale pursuant to the provisions of Section 42a-9-505(2) of the Connecticut General Statutes, Silberdick shall remain personally liable for the amount of any deficiency between the amount recovered from such sale and the outstanding indebtedness under the Silberdick Note. The foregoing limitation shall not affect Seller's rights, which are unconditional and absolute, to declare the indebtedness evidenced by the Silberdick Note to be immediately due and payable upon the occurrence of any Silberdick Event of Default. Silberdick and Buyer hereby covenant and agree that, until and unless the Silberdick Note and all obligations thereunder have been paid and discharged in full, (i) the issued and outstanding shares of the capital stock of Buyer of any class (other than Silberdick Shares or Silberdick Affiliate Shares pledged under the Stock Pledge Agreement) shall not exceed sixty-six and two-thirds percent (66-2/3%) of the total aggregate issued and outstanding shares of the capital stock of Buyer of any class (including the Silberdick Shares or Silberdick Affiliate Shares pledged under the Stock Pledge Agreement) and (ii) no shares of the capital stock of Buyer of any class (other than the Silberdick Shares or Silberdick Affiliate Shares pledged under the Stock Pledge Agreement) shall be issued other than in consideration of a capital infusion into the Buyer with all proceeds thereof accruing to the Buyer or pursuant to a stock incentive plan to Buyer's employees.


     6. TRANSACTIONS TO BE EFFECTED AT CLOSING. At Closing, subject to the terms and conditions hereof:

          6.1 Sale of Acquired Assets. Seller shall sell the Acquired Assets to Buyer and shall execute and/or deliver to Buyer a bill of sale for the Acquired Assets in the form set forth in Exhibit 6.1, attached hereto and made a part hereof (the "Bill of Sale"), and other necessary instruments of assignments, third party consents, releases and acceptances, in form and substance satisfactory to Buyer's counsel, as shall be good and sufficient to transfer to and vest in Buyer good and marketable title in and to the Acquired Assets. If and to the extent that the full and effective assignment of any of the Acquired Assets to be transferred to Buyer pursuant hereto shall require the consent of any third party, Seller shall use its best efforts to obtain such consent and deliver to Buyer written confirmation thereof in a form satisfactory to Buyer's counsel at Closing, or if such consents are not available at Closing, then promptly following Closing.

          6.2 Deliveries of Seller at Closing. At Closing Seller shall deliver the following:

               6.2.1 Consents and Approvals. To Buyer, all consents, approvals, notices, waivers, authorizations and evidence of action, as may be required to permit the performance of the obligations of the Seller under this Agreement and the consummation of the transactions contemplated hereby, including without limitation, Consents of third parties as provided in Section 6.1.

               6.2.2 Secretary's Certificate. To Buyer and Silberdick, a certificate of the Secretary or Assistant Secretary of the Seller certifying the incumbency of the officers executing this Agreement and any agreements contemplated hereby and containing specimens of the signatures of the officers whose incumbency is certified. Attached to each such certificate as exhibits shall be a true and complete copy of resolutions of the board of directors of Seller authorizing the execution and delivery of this Agreement and the consummation of the transactions provided for herein and contemplated hereby, all certified by the Secretary or Assistant Secretary of Seller.

               6.2.3 Agreements of Transfer, Etc. To the Buyer, the Bill of Sale and instruments of transfer contemplated by Section 6.1 duly executed on behalf of Seller.

               6.2.4 Loan Proceeds. To the Buyer, a certified check or money order in the amount of $50,000 representing the proceeds of the Loan from Seller to Buyer pursuant to Section 11 hereof.

               6.2.5 The Buyer Common Stock. To Silberdick, a certificate or certificates representing the Buyer Common Stock, together with executed stock or other transfer powers sufficient to transfer the Buyer Common Stock to Silberdick on Buyer's stock transfer books.


          6.3 Deliveries of Buyer at Closing. At Closing, Buyer shall deliver the following:

               6.3.1 Assumption of Liabilities. To Seller, the Assignment and Assumption Agreement in substantially the form in Exhibit 6.3.1 attached hereto and made a part hereof (the "Assumption Agreement") executed by Buyer evidencing the assumption of the Assumed Liabilities by Buyer.

               6.3.2 Secretary's or Assistant Secretary's Certificates.To Seller, a certificate of the Secretary or an Assistant Secretary of Buyer certifying the incumbency of those officers or officials of the Buyer executing this Agreement or any agreements contemplated hereby and containing specimens of the signatures of each of the officers whose incumbency is certified. Attached to each such certificate as exhibits shall be true and complete copies of resolutions of the board of directors and of the shareholders of Buyer authorizing the execution and delivery of this Agreement and the consummation of the transactions provided for herein and contemplated hereby, all certified by the Secretary or Assistant Secretary of Buyer.

               6.3.3 Opinion of Buyer's Counsel. To Seller and Silberdick, an opinion of Buyer's counsel, E. Nicholson Gault, Jr., Esq., in form and substance satisfactory to Seller, dated as of the Closing Date and addressed to Seller and Silberdick, and otherwise to the effect set forth in Exhibit 6.3.3, attached hereto and made a part hereof.

               6.3.4 Buyer Common Stock. To Seller, the certificate or certificates for Buyer Common Stock pursuant to Section 3.1, hereof.

               6.3.5 Promissory Note. To Seller, the Buyer Note executed by Buyer pursuant to Section 11.1.2, hereof.

          6.4 Deliveries of Silberdick at Closing. At Closing, Silberdick shall deliver the following to Seller:

               6.4.1 Promissory Note: The Silberdick Note executed by Silberdick pursuant to Section 5.1.

               6.4.2 Silberdick and Silberdick Affiliate Shares. A certificate or certificates representing the Silberdick Shares and the Silberdick Affiliate Shares, together with stock powers in blank and the Stock Pledge Agreement, pursuant to Section 5.2, hereof.

               6.4.3 The Consulting Agreement. The Consulting Agreement executed by Silberdick and CompuDyne pursuant to Section 12, hereof.

               6.4.4 Stock Purchase Termination Agreement. The Stock Purchase Termination Agreement executed by Silberdick and CompuDyne pursuant to
Article 26, hereof.

     6.5 Mutual Deliveries by Buyer and Seller at Closing. At Closing, each of Seller and Buyer shall execute and delivery to the other the Gaithersburg Premises Sublease pursuant to Section 3.3, hereof.

     7. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer and Silberdick as follows:

          7.1. Organization and Standing of the Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, with corporate power and authority to own, operate and lease the Acquired Assets and carry on the Suntec Business as now conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to qualify could have a material adverse effect on its business and operations taken as a whole.

          7.2. Authorization. Seller has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors of Seller, and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller and constitutes a valid and binding agreement of Seller. No filing with, and no permit, authorization, consent or approval of any public body or authority, the absence of which would, either individually or in the aggregate, have a material adverse effect on the business or financial condition of Seller, is necessary for the consummation by Seller of the transactions contemplated by this Agreement.

          7.3. No Breach or Default. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not
(i) violate any provision of the Certificate of Incorporation or By-laws of Seller, (ii) violate any statute, rule, regulation, order or decree of any public body or authority of the United States or any state or municipality thereof by which Seller or any of its properties is bound, which violation or violations either individually or in the aggregate would have a material adverse affect on the business or financial condition of Seller, or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under any license, franchise, permit, indenture, agreement, shareholders' agreement, voting trust agreement or other instrument to which Seller is a party, or by which it or its properties is bound which violation, breach or default either individually or in the aggregate would have a material adverse effect on the business or financial condition of Seller.

          7.4 Finders and Investment Bankers. Neither Seller nor any of its officers, directors or agents has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.

     8. REPRESENTATIONS AND WARRANTIES OF BUYER AND SILBERDICK. Buyer and Silberdick represents and warrants to Seller as follows:

          8.1 Organization and Standing of the Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, with corporate power and authority to own, operate and lease its properties and carry on its business as now conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to qualify could have a material adverse effect on its business and operations taken as a whole.

          8.2 Capitalization. The authorized capital stock of Buyer consists of Five Million (5,000,000) shares of common stock, par value $.001 per share (the "Buyer Common Stock"), of which 990,000 are validly issued and outstanding, fully paid and nonassessable. No shares are held in the Buyer's treasury. No shares of preferred stock are authorized.

          8.3 Authorization. Buyer has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors of Buyer and by the shareholders of Buyer, and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding agreement of Buyer. No filing with, and no permit, authorization, consent or approval of any public body or authority, the absence of which would, either individually or in the aggregate, have a material adverse effect on the business or financial condition of Buyer, is necessary for the consummation by Buyer of the transactions contemplated by this Agreement.

          8.4 No Breach or Default. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not
(i) violate any provision of the Certificate of Incorporation or By-laws of Buyer, (ii) violate any statute, rule, regulation, order or decree of any public body or authority of the United States or any state or municipality thereof by which Buyer or any of its properties is bound, which violation or violations either individually or in the aggregate would have a material adverse affect on the business or financial condition of Buyer, or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, any license, franchise, permit, indenture, agreement shareholders' agreement, voting trust agreement or other instrument to which Buyer is a party, or by which it or its properties is bound which violation, breach or default either individually or in the aggregate would have a material adverse effect on the business or financial condition of Buyer.

          8.5 Litigation. Except as set forth in Schedule 3.13, there is no suit, action or legal, administrative, arbitration or other proceeding pending, or, to the best knowledge of Buyer, threatened, filed, initiated by or against the Buyer that may result in any material adverse change in the business or financial condition of Buyer.

          8.6 Finders and Investment Bankers. Neither Buyer, nor any of its officers, directors or agents (including Silberdick) has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.

          8.7 Limitation on Seller's Warranties. As a former corporate officer of Seller whose duties included primary responsibility for the Seller's Suntec Business, Silberdick is fully knowledgeable with respect to the Suntec Business, the Acquired Assets and the Assumed Liabilities. Seller has permitted Silberdick and Buyer (acting through its agents and representatives) full opportunity to perform such other inquiry, investigation and review of the books, records and personnel of Seller with respect to the Suntec Business, the Acquired Assets and the Assumed Liabilities as Silberdick and the Buyer have determined to be necessary in their sole judgment and Silberdick and Buyer have conducted such inquiry, investigation and review. Seller, its officers, directors, shareholders, employees, agents or representatives have made and are making no representations or warranties with respect to the Suntec Business, the Acquired Assets or the Assumed Liabilities or any transaction contemplated by this Agreement, and neither Silberdick nor Buyer is relying or has relied on any such representation or warranty, other than those expressly set forth in Section 7, above. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SILBERDICK AND BUYER ACKNOWLEDGE AND AGREE THAT SELLER MAKES NO WARRANTIES, EXPRESS OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY OF THE ACQUIRED ASSETS.

     9.   EMPLOYEES.

          9.1 No later than the Closing Date, Buyer shall extend offers of employment to all of Seller's active employees who are employed exclusively in the Suntec Business on a full or part-time basis (the "Suntec Employees"). The terms of employment shall be the same terms as those under which the Suntec Employees are employed by Seller. A Suntec Employee shall become an employee of Buyer on the day such individual reports to work for Buyer, but no later than five (5) days after the Closing Date.

          9.2 In the event any Suntec Employee refuses Buyer's offer of employment and Seller terminates such individual's employment with Seller at any time within thirty (30) days after the Closing Date, Buyer shall reimburse Seller, upon Seller's written demand therefor, for all compensation and other benefits and payments to which such individual shall be entitled by virtue of such termination of employment by Seller.

     10.  TRANSACTIONS SUBSEQUENT TO CLOSING.

          10.1 Transfer Taxes, Recording Fees and Other Expenses. Seller and Buyer agree to share equally the cost of transfer taxes (not including taxes on income or gain) or filing fees incident to the transfer of Assets hereunder.

          10.2 Survival of Representations, Warranties, Agreements, Covenants and Obligations. All representations, warranties, agreements, covenants and obligations herein or in any exhibit, schedule, certificate or financial statement delivered by any party to another party incident to the transactions contemplated hereby shall be deemed to have been relied upon the other party, shall survive the execution and delivery of this Agreement, any investigation at any time made by any party hereto, and the sale and purchase of the Business and the Acquired Assets.

          10.3 Further Assurances. From time to time after the Closing and without further consideration, the parties will execute and deliver, or arrange for the execution and delivery of, such other instruments of conveyance and transfer and take such other actions as may be reasonably requested to complete more effectively any of the transactions provided for in this Agreement or any document annexed hereto.

          10.4 Use of Name. After the Closing, Seller shall not use the name "Suntec" or any variant thereof alone or in any combination containing "Suntec" as part of any trade or business name. Seller shall execute and deliver to Buyer any and all documents or instruments reasonably requested by Buyer on or after the Closing to allow and enable Buyer to use the name "Suntec" alone or in any combination as part of any trade or business name.

          10.5 Continuance of Suntec Business. Buyer hereby agrees that, during the Royalty Period (as defined in Section 3.2) and except as otherwise agreed to in writing by Seller, Buyer: (i) shall not sell, transfer or cede all or substantially all of Buyer's assets including the Acquired Assets except in the ordinary course of Buyer's business; and (ii) shall not divert or dispose of any of the Suntec Business outside Buyer.

     11. TERM LOAN. Seller hereby agrees to lend to Buyer at the Closing the amount of $50,000 in return for Buyer's promissory note in substantially the form set forth in Exhibit 11 attached hereto and made a part hereof (the "Buyer Note"). The entire principal amount of the loan will be advanced to the Buyer at the Closing.

     12. CONSULTING AGREEMENT. At the Closing Silberdick shall enter into a consulting agreement with CompuDyne in substantially the form as set forth in
Exhibit 12, attached hereto and made a part hereof (the "Consulting Agreement").

     13. BULK TRANSFER LAWS. The Buyer acknowledges that Seller will not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement.

     14. TRANSITION ASSISTANCE. Seller shall provide Buyer with administrative support and other transitional services, on a best efforts basis, as reasonably requested by Buyer and agreed to by Seller, upon such terms and conditions and for a price, as mutually agreed to by Seller and Buyer.

     15.  INDEMNIFICATIONS.

          15.1 Seller. Seller hereby agrees to indemnify, defend and hold harmless Buyer against and in respect of the following:

               15.1.1 Misrepresentations, Breach of Warranty, Nonfulfill-ment. Any and all Liabilities resulting from any misrepresentation, breach of warranty, breach of covenant or nonfulfillment of any covenant or agreement on the part of Seller under this Agreement or any Schedule hereto, including any misrepresentation in, or occasioned by, any certificate or document furnished by Seller pursuant to this Agreement.

               15.1.2 Litigation and Claims. Any and all actions, suits, proceedings, demands, claims, assessments, judgements, costs and reasonable legal and other expenses incidental to any of the foregoing.

          15.2 Buyer. Buyer hereby agrees to indemnify, defend and hold harmless Seller against and in respect of the following:

               15.2.1 Certain Liabilities. Any and all Liabilities of Buyer arising out of or in connection with (i) the Assumed Liabilities or (ii) the ownership and/or operation by Buyer of the Acquired Assets on and after the Closing Date.

                 15.2.2 Misrepresentations, Breach of Warranty, Nonfulfill-ment. Any and all Liabilities resulting from any misrepresentation, breach of warranty, breach of covenant or nonfulfillment or any covenant or agreement on the part of Buyer under this Agreement, including any misrepresentation in, or occasioned by, any certificate or document furnished by Buyer pursuant to this Agreement.

                 15.2.3 Litigation and Claims. Any and all actions, suits, proceedings, demands, claims, assessments, judgements, costs and reasonable legal and other expenses incident to any of the foregoing.

          15.3 Indemnified Litigation. Promptly after receipt by a party to be indemnified under this Section 15 ("Indemnified Party") of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made hereunder, notify the party which is to indemnify hereunder ("Indemnifying Party") in writing of the claim or the commencement of that action. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be obligated to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party and be entitled to settle and compromise any such claim or action; if the Indemnified Party has a legitimate business, reputation or other interest with respect to the matter in controversy, the defense of the matter shall be conducted with reasonable regard to such legitimate interest of the Indemnified Party.

Buyer and Seller shall render to each other such assistance as may reasonably be requested in order to insure the proper and adequate defense of any such claim or proceeding, at the cost and expense of the Indemnifying Party.

     16. BUYER'S FINANCIAL INFORMATION AND MEETINGS. Buyer covenants and agrees that, at all times that the Silberdick Note or the Buyer Note are outstanding, and during the Royalty Period, Buyer shall promptly provide Seller with any and all financial statements and reports prepared by or on behalf of Buyer for Buyer's management or shareholders. Buyer shall also permit the Seller's representatives and agents full and complete access to any or all of the Buyer's financial records, to make extracts from and/or audit such records and to examine and discuss the Buyer's finances and affairs with the Buyer's officers and employees and to direct the Buyer's outside accountants to disclose all such matters to the Seller's representatives and to discuss with them any aspects of such matters. During such period, Seller shall also have the right to have its representative attend as an observer all meetings of Buyer's board of directors or any committee thereof and all meetings of Buyer's shareholders. Buyer shall provide Seller with not less than ten (10) days written notice of such meetings. Buyer shall also provide Seller with true and complete copies of any actions adopted by Buyer's board of directors or shareholders by written consent within five days after adoption thereof.

     17. AMENDMENT; WAIVER. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the parties hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein or in any documents delivered or to be delivered pursuant to this Agreement or in connection with the Closing hereunder. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     18. EXPENSES. Whether or not the transactions contemplated by this Agreement are completed, and except as specifically provided otherwise herein, each party to this Agreement shall bear and pay its own respective costs and expenses in connection with the negotiations, preparation, execution, delivery and performance of this Agreement and the transactions contemplated hereby, including, without limitation, any and all legal and accounting fees and expenses.

     19. SECTION AND PARAGRAPH HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any usage of the term "person" and/or reference to the male gender in this Agreement is made for convenience only and said term and such reference shall be deemed to include natural persons of either sex and corporations, unless a contrary meaning is indicated.

     20. NOTICES. Notices and communications under this Agreement and the other Loan Documents shall be in writing and shall be given by either (i) hand-delivery, (ii) first class mail (postage prepaid), (iii) commercially recognized overnight delivery service (charges prepaid), or (iv) facsimile, to the respective parties to this Agreement as follows:

          (a)  If to Seller:

               Quanta Systems Corporation
               213 Perry Parkway
               Gaithersburg, MD 20877-2145
               Telefax:  (301) 590-3325
               Attention:  Elaine Chen

               with a copy to:

               Kathleen A. Maher
               Tyler Cooper & Alcorn
               205 Church Street
               P. O. Box 1936
               New Haven, CT  06509-1910

          (b)  If to Buyer:

               Suntec Service Corporation
               205 Perry Parkway, Suite 8
               Gaithersburg, MD  20877-2145
               Attention:  Norman Silberdick

               with a copy to:

               Resident Agent
               E. Nicholson Gault, Jr., Esq.
               York Plaza, Suite 304
               1205 York Road
               Lutherville, MD  21093

          (c)  If to Silberdick:

               Norman Silberdick
               70 Tide Mill Road
               Hampton, NH  03842


Notice given by facsimile shall be deemed to have been given and received when the sender receives electronic confirmation of receipt. Notice by overnight courier shall be deemed to have been given and received on the date delivered. Notice by mail shall be deemed to have been given and received three (3) calendar days after the date first deposited in the United States mail. Notice by hand delivery shall be deemed to have been given and received upon delivery. A party may change its address and/or facsimile number by giving written notice to the other party as specified herein.

     21. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall not be necessary for every party hereto to sign each counterpart but only that each party shall sign at least one counterpart.

     22. PARTIES IN INTEREST; ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, provided that any assignment of this Agreement or of the rights hereunder by any party without the written consent of both of the other parties (which consent shall not be unreasonably withheld) shall be void.

     23.  TERMINATION.

          23.1 General. This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time by mutual written consent of Silberdick, Buyer and Seller.

          23.2 No Liabilities in Event of Termination. In the event of any termination of this Agreement as provided in Section 23.1 above, this Agreement shall forthwith become wholly void and of no further force or effect and there shall be no liability on the part of Silberdick, Buyer or Seller or their respective officers, directors, employees or agents in respect to the subject matter hereof.

     24. SEVERABILITY. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

     25. LAW TO GOVERN. This Agreement shall be governed by, and construed in accordance with, the laws (except as to conflicts of law) of the State of Connecticut.

     26. CONDITION PRECEDENT. It shall be a condition precedent to Seller's obligation under this Agreement that Silberdick shall have entered into a stock purchase termination agreement with CompuDyne in substantially the form set forth in Exhibit 26, attached hereto and made a part hereof (the "Stock Purchase Termination Agreement").

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first above written.


Attest:          QUANTA SYSTEMS CORPORATION ("Seller")


                 By:  /s/ Diane W. Burns
                 Title: Secretary


Attest:          SUNTEC SERVICE CORPORATION ("Buyer")


                 By: /s/ Norman Silberdick
                 Title:



                 /s/ Norman Silberdick
                 Norman Silberdick ("Silberdick")